UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 1, 2024
INTEGER HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway,	Suite 1150	Plano,	Texas	75024
(Address of principal executive offices)				(Zip Code)
(214) 618-5243
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                            Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 1, 2024, Integer Holdings Corporation (the “Company”) entered into a third amendment (the “Third Amendment”) to the credit agreement, dated as of September 2, 2021, by and among the Company, Greatbatch Ltd., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders and agents party thereto from time to time, as previously amended (the “Credit Agreement”).
The Third Amendment amended the terms of the Credit Agreement to increase the maximum borrowing capacity of the Company under the revolving credit facility pursuant to the Credit Agreement by $300.0 million from $500.0 million to $800.0 million.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed with this report as Exhibit 10.1 and is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On July 1, 2024, the Company announced that it had notified the holders of its 2.125% Convertible Senior Notes due 2028 (the “Notes”) that the Notes have become convertible, at the option of the holders during the calendar quarter ending September 30, 2024. The Notes are convertible into cash, up to the principal amount of the Notes, and in cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.
A copy of the Company’s press release, dated July 1, 2024, is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01. A copy of the notice provided to the holders of the Notes in accordance with the terms of the indenture governing the Notes is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1
Third Amendment to Credit Agreement (Revolver Increase), dated as of July 1, 2024, among Greatbatch Ltd., Integer Holdings Corporation, the Subsidiary Guarantors party thereto, the Incremental Revolving Credit Lenders, and Wells Fargo Bank, National Association, as administrative agent

99.1	Press Release dated July 1, 2024
99.2	Form of Notice of Convertibility to Holders of Integer Holdings Corporation’s 2.125% Convertible Senior Notes due 2028
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	July 1, 2024	INTEGER HOLDINGS CORPORATION

		By:	/s/ Diron Smith
Diron Smith
Executive Vice President and Chief Financial Officer